Exhibit 99.1

ADMA Biologics Announces Poster Presentation at IDWeek 2019

RAMSEY, N.J. and BOCA RATON, FL., – October 3, 2019 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announces that a poster presentation will be made at IDWeek 2019, in Washington, D.C. This poster will detail the data obtained from the compassionate use of ASCENIV™ (formerly referred to as RI-002) in the treatment of Respiratory Syncytial Virus (“RSV”) infection in two immunocompromised children at the Mayo Clinic, Rochester, MN.

Details of the poster presentation are below:

Session Title: Pediatric Respiratory Viral Infections
Session Date: Saturday October 5, 2019
Session Time:  12:15 PM - 1:30 PM
Session Location: Walter E. Washington Convention Center in Exhibit Hall BC

Presentation Title: Treatment of RSV Lower Respiratory Tract Infection in Two Immunocompromised Children with Polyclonal Immunoglobulin Containing Standardized Levels of Neutralizing Anti-RSV Antibody

Presentation and Poster Board Number:  2630

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures and markets three United States Food and Drug Administration (“FDA”) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases. ADMA’s mission is to manufacture, market and develop plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

About ASCENIV™ (Formerly referred to as RI-002)
ASCENIV™, Immune Globulin Intravenous, Human – slra 10% Liquid, is a plasma-derived, polyclonal, intravenous immune globulin (“IVIG”).  ASCENIV™ is protected by U.S. Patents: 9,107,906, 9,714,283 and 9,815,886.  ASCENIV™ is manufactured using our unique, patented plasma donor screening methodology and tailored plasma pooling design, which blends normal source plasma and plasma from donors tested using our proprietary microneutralization assay.  ASCENIV™ contains naturally occurring polyclonal antibodies.  ASCENIV™ is indicated for the treatment of Primary Humoral Immunodeficiency or Primary Immune Deficiency Disease (“PI”) in adults and adolescents (12 to 17 years of age).  ADMA received FDA approval for ASCENIV™ on April 1, 2019. Polyclonal antibodies are proteins that are used by the body’s immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease.  ASCENIV™ prevented serious bacterial infection among 59 patients treated for twelve months during the pivotal investigation.  The most common adverse reactions to ASCENIV™ (>5% of study subjects) were headache, sinusitis, diarrhea, gastroenteritis viral, nasopharyngitis, upper respiratory tract infection, bronchitis, and nausea.  ADMA anticipates the commercial launch of ASCENIV™ during the second half of 2019.  Certain data and other information about ASCENIV™ or ADMA Biologics and its products can be found on the Company’s website at: www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we”, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our ability to operate in accordance with FDA quality and compliance, regulations and expectations; our ability to successfully pursue commercialization and prelaunch activities for our products; and the potential of our specialty plasma-based biologics products and product candidates to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications. Actual events or results may differ materially from those described in this document due to a number of important factors. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |